UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2025

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 E 16th Street, 6th Floor
New York, NY 10003
(Address of principal executive offices) (Zip Code)

(212) 966-7555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	NYSE
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 11, 2025, Innovid Corp., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated November 21, 2024, by and among the Company, Mediaocean LLC, a Delaware limited liability company (“Parent”), and Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As of January 2, 2025, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 150,918,919 shares of the Company’s common stock outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting.  At the Special Meeting, a total of 112,853,038 shares of the Company’s common stock, representing approximately 74.78% of the shares outstanding and entitled to vote, were present by remote communication or represented by proxy, constituting a quorum for the transaction of business at the Special Meeting.

At the Special Meeting, the Company stockholders considered two proposals, each of which is described in more detail in a definitive proxy statement (the “Proxy Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on January 10, 2025 and the supplemental disclosure to the proxy statement filed by the Company with the SEC on February 3, 2025.  The final results regarding each proposal are set forth below.

Proposal No. 1 - To adopt the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,686,234	18,202	148,602	-

The Merger Agreement was adopted by the requisite vote of the Company stockholders (the “Company Stockholders”).

 Proposal No. 2 - To approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,372,535	4,337,861	142,642	-

Adjournment of the Special Meeting was deemed not necessary or appropriate and therefore the meeting was not adjourned to another date.

Completion of the Merger remains subject to the satisfaction of customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: February 11, 2025	By:	/s/ Anthony Callini
	Name:	Anthony Callini
	Title:	Chief Financial Officer